Calculation of Filing Fee Tables
S-3
ONEOK INC /NEW/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Debt	Guarantee of Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	4	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	5	Other	Stock Purchase Contract Units	457(r)				0.0001381
Fees to be Paid	6	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	7	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	8	Other	Warrants	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

[2]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. (4) ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership, Magellan Midstream Partners, L.P., Elk Merger Sub II, L.L.C. and EnLink Midstream Partners, LP may fully and unconditionally guarantee the debt securities of ONEOK, Inc. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities.

[3]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

[4]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

[5]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

[6]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

[7]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. (3) Each depositary share will be issued under a deposit agreement, will represent a fractional share of preferred stock and will be evidenced by a depositary receipt.

[8]	(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payments of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment. (2) An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date